Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252119 on Form S-8 of our report dated March 18, 2021, relating to the consolidated financial statements of Foghorn Therapeutics Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 18, 2021